UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 28, 2008

FOCUS ENHANCEMENTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11860	04-3144936

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1370 Dell Avenue, Campbell, CA	95008
_______________________________________________________________________	______________________________
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 866-8300

NA

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed in Item 3.01 of Form 8-K filed on July 21, 2008, Focus Enhancements (the “Company”) received a letter from The Nasdaq Stock Market notifying the Company that its common stock market value of listed securities had been below the minimum $35,000,000 required for continued inclusion as set forth in Marketplace Rule 4310(c)(3)(B) and that its securities would be delisted from The Nasdaq Capital Market on July 30, 2008, unless the Company appealed its delisting to the Nasdaq Listing Qualifications Panel.

The Company made a request for a hearing with the Nasdaq Listing Qualifications Panel, and on July 28, 2008, the Company was notified that its request to appear before the Nasdaq Hearings Panel has been approved and that a hearing has been scheduled for September 4, 2008.  Accordingly, the delisting of the Company’s securities has been stayed pending the Nasdaq Hearings Panel’s decision.  The Company intends to submit materials and attend the hearing in support of its appeal. There can be no assurance, however, that the Nasdaq Hearings Panel will grant a request for continued listing.

If at any point before the September 4, 2008 hearing, the Company regains compliance with all criteria for continued listing and can evidence an ability to sustain compliance with the listing requirements over the long term, the Company must notify its Nasdaq Listing Analyst and the Nasdaq Office of General Counsel.  If the Nasdaq Listing Analyst determines that the deficiency is moot, the Nasdaq Hearings Department will advise the Company by letter that its hearing is cancelled.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOCUS ENHANCEMENTS, INC.

Date:  July 31, 2008                                         By: /s/ Gary L. Williams
                    Gary L. Williams
                    Executive VP of Finance and Chief Financial Officer